                                    $175,000,000

                 10 1/4% Series A Senior Subordinated Notes due 2008

                         of Great Lakes Carbon Corporation

                                 PURCHASE AGREEMENT

                                                                  May 18, 1998

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

          Great Lakes Merger Sub Corp., a Delaware corporation ("MERGER SUB"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), BT Alex. Brown Incorporated and BancAmerica Robertson Stephens (each an "INITIAL PURCHASER," and collectively the "Initial Purchasers") an aggregate of $175,000,000 in principal amount of its 10 1/4% Series A Senior Subordinated Notes due 2008 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. Following the consummation of the Merger (as defined below), the Series A Notes are to be issued pursuant to the provisions of an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), between Great Lakes Carbon Corporation, a Delaware corporation (the "COMPANY"), and State Street Bank and Trust Company of California, N.A., as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "NOTES." The Notes will be unconditionally guaranteed (the "SUBSIDIARY GUARANTEES") as to payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on an unsecured senior subordinated basis, jointly and severally, by all of the Company's Subsidiaries (as defined in the Indenture) other than Foreign Subsidiaries, Finance Subsidiaries and Receivables Subsidiaries (each as defined in the Indenture) (each a "GUARANTOR," and collectively the "GUARANTORS").

          Pursuant to the terms of an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of April 21, 1998, between the Company and Great Lakes Acquisition Corp., a Delaware corporation ("HOLDINGS"), Merger Sub, which is a wholly owned subsidiary of Holdings, will merge (the "MERGER") with and into the Company. Upon consummation of the Merger, the Company will continue as the surviving corporation and a wholly owned subsidiary of Holdings, and by operation of law will assume all of the obligations of Merger Sub hereunder. In connection with the Merger, American Industrial Partners Capital Fund II, L.P. ("AIP") will contribute $65.0 million to Holdings in exchange for common equity of Holdings (the "AIP EQUITY CONTRIBUTION"), (ii) Holdings will contribute $92.0 million


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to the equity of the Company (the "HOLDINGS EQUITY CONTRIBUTION"), (iii) the
Company and Holdings will enter into a syndicated senior secured credit agreement (the "NEW CREDIT AGREEMENT") providing for term loan borrowings in an aggregate principal amount of approximately $111.0 million and a revolving loan facility for borrowings of up to $25.0 million, and will borrow all term loans available, (iv) the Company will issue the Series A Notes, and (v) Holdings will issue and sell (the "DEBENTURE OFFERING") $56,600,000 million aggregate principal amount at maturity of its 13 1/8% Senior Discount Debentures due 2009. In connection with the Merger, the Company will purchase (the
"TENDER OFFER") all $65.0 million aggregate principal amount of its outstanding 10% Senior Secured Notes due 2006 (the "EXISTING NOTES") and has solicited (the "SOLICITATION") consents to certain amendments to, and waivers under, the indenture governing the Existing Notes and certain related collateral documents (the "PROPOSED AMENDMENTS"). As of May 8, 1998, all of the Existing Notes had been tendered and the requisite consents had been received pursuant to the Solicitation and a supplemental indenture giving effect to the Proposed Amendments (the "SUPPLEMENTAL INDENTURE") was executed and will become effective upon consummation of the Tender Offer. The Tender Offer will be consummated concurrently with the Merger, the Debenture
Offering and the offering of the Series A Notes.

          The Merger, the AIP Equity Contribution, the Holdings Equity Contribution, the offering of the Series A Notes, the execution of and initial borrowings under the New Credit Agreement, the Debenture Offering, the Tender Offer, the Solicitation and execution of the Supplemental Indenture are referred to collectively herein as the "ACQUISITION TRANSACTIONS."

          1. OFFERING MEMORANDUM. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). Merger Sub and the Company have prepared a preliminary offering memorandum, dated May 5, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated May 18, 1998 (the "OFFERING MEMORANDUM"), relating to the Series A Notes.

          Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT)(A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
     (2), (3) OR (7) OF REGULATION D UNDER THE ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT


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     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM
     THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND, IF REQUESTED, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, Merger Sub (or following the Merger, the Company) agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Merger Sub (or following the Merger, the Company) the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 97.25% of the principal amount thereof (the "PURCHASE PRICE").

          3. TERMS OF OFFERING. The Initial Purchasers have advised Merger Sub and the Company that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBS"), and (ii) to persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "REGULATION S PURCHASER") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 10 1/4% Series B Senior Subordinated Notes due 2008 (the "SERIES B NOTES"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Registration Rights Agreement, the Merger Agreement and the New Credit Agreement are hereinafter sometimes referred to collectively as the "OPERATIVE DOCUMENTS."

          4.   DELIVERY AND PAYMENT.

               (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 919 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on May 22, 1998 or at such other time on the same date or such other date as shall be agreed upon by the Initial Purchasers and Merger Sub in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "CLOSING DATE."

               (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "GLOBAL NOTE"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

          5. AGREEMENTS OF MERGER SUB AND THE COMPANY. Merger Sub (or following the Merger, the Company) hereby agrees with the Initial Purchasers as follows:

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, to confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. Merger Sub (or following the Merger, the Company) shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, Merger Sub (or following the Merger, the Company) shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to Merger Sub (or following the Merger, the Company) as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in
Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, Merger Sub (or following the Merger, the Company) consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

               (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers and in connection with market-making activities of the Initial Purchasers for so long as any Series A Notes are outstanding, (i) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.

               (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

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               (e)  Prior to the sale of all Series A Notes pursuant to
Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such United States jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries shall be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

               (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of stockholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (g) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and/or its subsidiaries published, issued, created or filed by the Company or its subsidiaries as the Initial Purchasers may reasonably request.

               (h) So long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("RULE 144A INFORMATION") required by Rule 144A(d)(4) under the Act.

               (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of Merger Sub (or following the Merger, the Company) under this Agreement, including:
(i) the fees, disbursements and expenses of counsel to Merger Sub (or following the Merger, the Company) and accountants of the Company in connection with the sale and delivery of

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the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (iv) all expenses in connection with the registration or qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Series A Notes, (vi) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Deales, Inc. ("NASD") Automated Quotation System-- PORTAL ("PORTAL"), (vii) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes, (viii) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (ix) any fees charged by rating agencies for the rating of the Notes, (x) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (xi) and all other costs and expenses incident to the performance of the obligations of Merger Sub (or following the Merger, the Company) hereunder for which provision is not otherwise made in this Section.

               (j) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

               (k) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

               (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company substantially similar to the Notes (other than (i) the Notes (ii) borrowings under the New Credit Agreement and (iii) commercial paper issued in the ordinary course of business), without the prior written consent of the Initial Purchasers, which shall not be unreasonably withheld.

               (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

               (n) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.


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               (o)  To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes registered pursuant to the Act to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

               (p) To comply with all of its agreements set forth in the Registration Rights Agreement.

               (q) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

          6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF MERGER SUB. As of the date hereof Merger Sub represents and warrants to, and agrees with, the Initial Purchasers that:

               (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph
(a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (b) Each of Merger Sub, the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not (x) have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (y) adversely affect the Company's ability to issue the Notes or
(z) adversely affect the validity of this Agreement or any other Operative Document or otherwise adversely affect the Company's ability to consummate any of the Acquisition Transactions (any of the events set forth in clauses
(x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

               (c) All outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights and are owned by Holdings free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "LIEN"). Upon consummation of the Merger, all outstanding shares of capital stock of the Company will have been duly authorized and validly issued and will be fully paid, non-assessable and not subject to any preemptive or similar rights and will be owned by Holdings free and clear of any Lien, except that Holdings will guarantee the Company's obligations under the New Credit Agreement and such guarantee will be secured by a pledge of all of the capital stock of the Company.

               (d) There are no subsidiaries, direct or indirect, of Merger Sub. The entities listed on Schedule B hereto are the only subsidiaries, direct or indirect, of the Company, and the Company owns a minority interest in India Carbon, Ltd., an Indian corporation. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are, or upon consummation of the Merger will be, owned by the Company directly or indirectly through one or more subsidiaries (except an approximate 0.2% interest in Copetro, S.A., an Argentine corporation) free and clear of any Lien, other than the pledge of such shares to secure the obligations of the Company under the New Credit Agreement.

               (e) This Agreement has been duly authorized, executed and delivered by Merger Sub.

               (f) On the Closing Date, the Indenture will have been duly authorized and validly executed and delivered by the Company. When the Indenture has been validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

               (g) On the Closing Date, the Series A Notes will have been duly authorized and validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity). On the Closing Date, the Series A Notes will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum.

               (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity).

               (i) On the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company. When the Registration Rights Agreement has been duly executed and delivered by the Company, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity), and any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. On the Closing Date, the Registration Rights Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

               (j) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company in accordance with its terms, except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity). Merger Sub has delivered to the Initial Purchasers true and correct copies of the Merger Agreement and all documents and agreements related thereto, including all amendments, alterations, modifications or waivers thereto and all exhibits and schedules thereto.

               (k) On the Closing Date, the New Credit Agreement will have been duly authorized and validly executed and delivered by the Company. When the New Credit Agreement has been duly executed and delivered by the Company, assuming the due authorization, execution and delivery of the New Credit Agreement by the parties thereto (other than Holdings, the Company and its subsidiaries), the New Credit Agreement will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in law or at equity). On the Closing Date, the New Credit Agreement will conform in all material respects as to legal matters to the description thereof in the Offering Memorandum.

               (l) Merger Sub is not in violation of its charter, by-laws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to Merger Sub to which Merger Sub is a party or by which Merger Sub or its property is bound. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or other organizational documents or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument listed on Schedule 2.10 to the Merger Agreement that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, which default would have a Material Adverse Effect.

               (m) The execution, delivery and performance of this Agreement and the other Operative Documents by Merger Sub (or following the Merger, the Company), compliance by Merger Sub and the Company with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or as have been obtained), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of Merger Sub, the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument listed on Schedule 2.10 of the Merger Agreement that is material to the Company and its subsidiaries, taken as a whole, to which Merger Sub, the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over Merger Sub, the Company or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which Merger Sub, the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, or (v) result in the termination, suspension or revocation of any Authorization (as defined below) of Merger Sub, the Company or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization.

               (n) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject, or, to Merger Sub's knowledge, threatened to which the Company or any of its subsidiaries could be a party or to which any of their respective property could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

               (o) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

               (p) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

               (q) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "AUTHORIZATION") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

               (r) Ernst & Young LLP, the accountants that have certified the financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum, are independent public accountants with respect to the Company and its subsidiaries, as required by the Act and the Exchange Act. The historical financial statements, together with related notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

               (s) The historical financial statements, together with related notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information regarding the Company set forth in the Offering Memorandum (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (t) The pro forma financial statements included in the Preliminary Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and on such basis present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum; and such pro forma financial statements comply as to form in all material respects with the requirements of Rule 11-02 of Regulation S-X under the Act. The other pro forma financial information included in the Offering Memorandum is, in all material respects, fairly presented and prepared on a basis consistent with the pro forma financial statements, provided that Merger Sub makes no representation as to whether the Adjusted Credit Data presented in the Offering Memorandum under the caption "Summary Consolidated Financial and Other Data" complies with Rule 11-02 of Regulation S-X under the Act.

               (u) The Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

               (v) Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement.

               (w) The issuance or sale of the Series A Notes, and the use of proceeds therefrom as described in the Preliminary Offering Memorandum and the Offering Memorandum will not violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

               (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or to Merger Sub's knowledge, has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) to Merger Sub's knowledge, has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company.

               (y) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, except in the ordinary course of business.

               (z) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

               (aa) When the Series A Notes are issued and delivered pursuant to this Agreement, the Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

               (bb) No form of general solicitation or general advertising (each as defined in Regulation D under the Act) was used by Merger Sub, or to the knowledge of Merger Sub, the Company or any of its representatives (other than the Initial Purchasers, as to whom Merger Sub makes no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by Merger Sub or the Company within the six-month period immediately prior to the date hereof.

               (cc) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

               (dd) None of Merger Sub, the Company nor any of their affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom Merger Sub makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Series A Notes.

               (ee) All Series A Notes offered and sold in reliance on Regulation S by Merger Sub, the Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom Merger Sub makes no representation) have been and will be offered and sold only in offshore transactions.

               (ff) Merger Sub, the Company and its affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom Merger Sub makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

               (gg) The Company is a "reporting issuer," as defined in Rule 902 under the Act.

               (hh) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (ii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

               (jj) Neither the Company nor any of its subsidiaries intends to or believes that it will incur debts beyond its ability to pay as such debts mature. Immediately before and after giving effect to the issuance of the Notes and consummation of the Acquisition Transactions, (i) the present fair saleable value of the assets of the Company and its subsidiaries, on a consolidated basis, will exceed the amount that will be required to pay their probable liability on their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured, and (ii) the assets of each of the Company and its subsidiaries will not constitute unreasonably small capital to carry out their businesses as now or as anticipated to be conducted.

               (kk) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all Liens and defects, except such as are described in the Preliminary Offering Memorandum and the Offering Memorandum and such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect and except as described in the Preliminary Offering Memorandum and the Offering Memorandum.

               (ll) The Company and each of its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("INTELLECTUAL PROPERTY") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (mm) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and the Company (i) has not received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

               (nn) Except as described in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

               (oo) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or, to the knowledge of Merger Sub, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or, to the knowledge of Merger Sub, threatened against the Company or any of its subsidiaries or (iii) union representation question existing with respect to the employees of the Company or any of its subsidiaries who are not currently covered by a collective bargaining agreement, except in the case of clauses
(i), (ii) and (iii) for such actions which, singly or in the aggregate, would not have a Material Adverse Effect.

               (pp) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (qq) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, taking into account all applicable extensions, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due and payable pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

               (rr) No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the execution, delivery and performance of any of the Operative Documents or the issuance of the Series A Notes, or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 5(e); and no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Series A Notes in any jurisdiction referred to in Section 5(e).

               (ss) Each certificate signed by any officer of Merger Sub, the Company or any of its subsidiaries and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the transactions contemplated hereby shall be deemed to be a representation and warranty by Merger Sub, the Company or such subsidiary, as applicable, to the Initial Purchasers as to the matters covered thereby.

          Merger Sub acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to
Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          7. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represents and warrants to Merger Sub (or following the Merger, the Company) and agrees that:

               (a) Such Initial Purchaser is either a QIB or an institutional "accredited investor", as defined in Rule 501(a)(1), (2), (3), or (7) under the Act (an "ACCREDITED INSTITUTION"), in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

               (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to (x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

               (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (each within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchasers or any of their representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, the Initial Purchasers will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each of the Initial Purchasers further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchasers reasonably believe are QIBs and (B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (I) to the Company or any of its subsidiaries, (II) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (III) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (IV) in a transaction meeting the requirements of Rule 144 under the Act, (V) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which is available from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (VI) in accordance with another exemption from the registration requirements of the Act (and, if requested, based upon an opinion of counsel acceptable to the Company) or
(VII) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of he United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

               (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

               (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

               (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

               (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

     "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

               (j) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

               Each of the Initial Purchasers acknowledge that Merger Sub (or following the Merger, the Company) and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchasers hereby consent to such reliance.

          8.   INDEMNIFICATION.

               (a) Merger Sub (or following the Merger, the Company) agrees to indemnify and hold harmless each of the Initial Purchasers, their directors, their officers and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by Merger Sub or the Company to any holder or prospective purchaser of Series A Notes pursuant to Section 5(h) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information that such Initial Purchaser provides in writing to Merger Sub or the Company relating to such Initial Purchaser; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum (as then amended or supplemented, provided by Merger Sub or the Company to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memrandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum.

               (b) Each of the Initial Purchasers, severally and not jointly, agrees to indemnify and hold harmless Merger Sub (or following the Merger, the Company) and its directors and officers and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) Merger Sub (or following the Merger, the Company) to the same extent as the foregoing indemnity from Merger Sub (or following the Merger, the Company) to the Initial Purchasers but only with reference to the information that such Initial Purchaser provides to Merger Sub or the Company in writing expressly relating to such Initial Purchaser for use in the Preliminary Offering Memorandum or the Offering Memorandum, and not with respect to the information provided by any other Initial Purchasers.

               (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchasers). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expeses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, in the case of the parties indemnified pursuant to Section 8(a), and by Merger Sub (or following the Merger, the Company), in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party
shall have failed to comply with such reimbursement request.   No
indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

               (d)  To the extent the indemnification provided for in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Merger Sub and Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of Merger Sub and the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by Merger Sub and the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Series A Notes (after underwriting discounts and commissions, but before deducting expenses) received by the Company, and the total discounts and commissions received by each Initial Purchaser bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of Merger Sub and the Company, on the one hand, and the Initial Purchasers, severally and not jointly, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Merger Sub or the Company, on the one hand, or such Initial Purchaser, but only with reference to the information that such Initial Purchaser furnished, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               Merger Sub (or following the Merger, the Company) and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of such
untrue or alleged untrue statement or omission or alleged omission.   No
person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principle amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

               (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of Merger Sub (or following the Merger, the Company) contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date (provided that any representations and warranties relating specifically to Merger Sub shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date immediately prior to the effectiveness of the Merger).

               (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

               (c) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

               (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by the President or a Vice President of the Company, confirming the matters set forth in Sections 6(y), 9(a) and 9(b) and stating that Merger Sub and the Company have complied with all the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied on or prior to the Closing Date.

               (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Company, to the effect that:

                    (i) each of Merger Sub and the Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority to carry on its business and to own, lease and operate its properties, in both cases as described in the Offering Memorandum;

                    (ii) the Company is duly qualified to do business and is in good standing as a foreign corporation authorized to do business in Alabama, Indiana, New York, Ohio, Oklahoma, Tennessee and Texas;

                    (iii) all the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                    (iv) the issuance and sale of the Series A Notes have been duly authorized by requisite corporate action on the part of the Company, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (a) to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section 4.06 of the Indenture may be deemed unenforceable;

                    (v) the Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the waiver contained in Section
     4.06 of the Indenture may be deemed unenforceable;

                    (vi) this Agreement has been duly authorized, executed and delivered by Merger Sub, and following the Merger, the Company;

                    (vii) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Initial Purchasers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (a) to the extent enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
     (y) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations; and (c) such counsel need express no opinion with respect to Section 5 of the Registration Rights Agreement;

                    (viii) the Series B Notes have been duly authorized by requisite corporate action on the part of the Company;

                    (ix) the statements under the captions "Summary--Acquisition Transactions," "Acquisition Transactions," "Description of Company Common Stock," "Description of Notes," "Description of Other Indebtedness" and "Plan of Distribution" in the Offering Memorandum, insofar as they purport to constitute a summary of the provisions of the documents described therein, fairly summarize the provisions of such documents purported to be described. The statements under the caption "Certain United States Federal Income Tax Considerations" fairly summarize the matters addressed therein in all material respects;

                    (x) the execution and delivery of this Agreement by Merger Sub and the other Operative Documents by the Company and Merger Sub's and the Company's respective performance of its obligations under each of the Operative Documents in accordance with its terms do not (i) require any consent, approval, authorization of, or filing, recordation or registration with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or that has been obtained prior to the Closing Date), (ii) conflict with the charter or by-laws of the Company or constitute a violation of or a default under the agreements listed in a schedule attached to such opinion, (iii) contravene any law of the State of New York, which in the experience of such counsel, is normally applicable to transactions of the type contemplated by this Agreement and the other Operative Documents and are not the subject of a specific opinion herein referring expressly to a particular law or laws or (iv) cause the creation of any security interest or Lien (other than the Liens contemplated by the Operative Documents) under any agreement or instrument listed in a schedule to such opinion to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound. Such counsel need express no opinion, however, as to whether execution, delivery or performance by Merger Sub and the Company of their respective obligations under each of the Operative Documents in accordance with its terms will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company;

                    (xi) to such counsel's knowledge, other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings in the United States pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

                    (xii) the Company is not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be required to be registered as, and is not registered as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                    (xiii) to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any Registration Statement;

                    (xiv) the Indenture is in such form that would not preclude qualification under the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. Assuming (i) the accuracy of the representations and warranties of Merger Sub set forth in Sections 6(u), (aa), (bb), (dd), (ee), (ff), (gg) and (hh) of this Agreement and of the Initial Purchasers in Section 7 of this Agreement, and (ii) the due performance by Merger Sub (or following the Merger, the Company) and the due performance by the Initial Purchasers of the covenants and agreements set forth in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA; and

                    (xv) assuming (i) the accuracy of the representations and warranties of Merger Sub set forth in Sections 6(u), (aa), (bb), (dd),
     (ee), (ff), (gg) and (hh) of this Agreement and of the Initial Purchasers in Section 7 of this Agreement, (ii) the due performance by Merger Sub (or following the Merger, the Company) and the due performance by the Initial Purchasers of the covenants and agreements set forth in this Agreement,
     (iii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell Series A Notes and (v) that purchasers to whom the Initial Purchasers initially resell Series A Notes receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum and the initial resale of the Series A Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and this Agreement, do not require registration under the Securities Act of 1933, as amended, it being understood that such counsel need express no opinion as to any subsequent resale of any Series A Note.

               In addition, such counsel shall state that it has participated in conferences with officers and other representatives of Merger Sub and the Company, representatives of the independent accountants of the Company, and the Initial Purchasers and the Initial Purchasers' counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel need not pass upon, and shall not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and need make no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Offering Memorandum, as of its date and as of the Closing
Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to the financial statements, and other financial and statistical data included therein or excluded therefrom.

               The opinion of counsel for the Company described in Section 9(e) above shall be rendered to you at the request of the Company and shall so state therein.

               (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

               (g) The Initial Purchasers shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers from Ernst & Young LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

               (h) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

               (i) The Company and the Trustee shall have executed the Indenture and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Trustee.

               (j) The Company shall have executed the Registration Rights Agreement and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company.

               (k) On the Closing Date, the certificate of merger relating to the Merger shall have been filed with the Secretary of State of the State of Delaware, and Merger Sub shall have merged with and into the Company, with the Company as the surviving corporation.

               (l) The New Credit Agreement shall have been executed by the parties thereto and, on the Closing Date, the closing under the New Credit Agreement (including, without limitation, the borrowing of all term loans thereunder) shall have been consummated, and the Initial Purchasers shall have received counterparts, conformed as executed, of the New Credit Agreement and any and all other ancillary documents related thereto.

               (m) Holdings shall have made the Holdings Equity Contribution to the Company.

               (n) The Tender Offer and Solicitation shall have been consummated and the

Supplemental Indenture shall be in full force and effect.

               (o) The Initial Purchasers shall have received on the Closing Date an opinion addressed to them, dated the Closing Date, of Valuation Research, with respect to the solvency of the Company.

               (p) On the Closing Date, the Company shall have approved, adopted, ratified and confirmed the execution, delivery and performance of this Agreement by Merger Sub and the Initial Purchasers shall have received a counterpart of this Agreement executed by the Company as a party hereto.

               (q) Merger Sub (or following the Merger, the Company) shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by it on or prior to the Closing Date.

          10. EFFECTIVENESS OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

          This Agreement may be terminated at any time on or prior to the Closing Date by the Initial Purchasers by written notice to the Company if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in the Initial Purchasers' judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder or such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount to of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchasers agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser.
If on the Closing Date any Initial Purchaser shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and Merger Sub for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchasers and Merger Sub. In any such case which does not result in termination of this Agreement, either you or Merger Sub shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchasers from liability in respect of any default of any such Initial Purchasers under this Agreement.

          11. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to Merger Sub, to Great Lakes Merger Sub Corp. (or following the Merger, to Great Lakes Carbon Corporation), c/o American Industrial Partners, One Maritime Plaza, Suite 2525, San Francisco, California, 94111, Attention: Lawrence W. Ward, and (ii) if to the Initial Purchasers, Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of Merger Sub (or following the Merger, the Company) and the Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the officers or directors of the Initial Purchasers, any person controlling the Initial Purchasers, Merger Sub (or following the Merger, the Company), the officers or directors of Merger Sub (or following the Merger, the Company), or any person controlling Merger Sub (or following the Merger, the Company), (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

          If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), Merger Sub (or following the Merger, the Company) agrees to reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, Merger Sub (or following the Merger, the Company) shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. Merger Sub (or following the Merger, the Company) also agrees to reimburse the Initial Purchasers and their officers, directors and each person, if any, who controls such Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under Section 8).

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon Merger Sub (or following the Merger, the Company), AIP, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the directors of Merger Sub (or following the Merger, the Company) and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchasers merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law).

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among Great Lakes Merger Sub Corp. and the Initial Purchasers.

                                       Very truly yours,

                                       GREAT LAKES MERGER SUB CORP.



                                       By: /s/ JAMES MCKENZIE
                                          ------------------------------------
                                          Name: James McKenzie
                                          Title: President and CEO




DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
BT ALEX. BROWN INCORPORATED
BANCAMERICA ROBERTSON STEPHENS

By Donaldson, Lufkin & Jenrette
        Securities Corporation



By:  /s/ MICHAEL HOOKS
   ----------------------------------
     Name:     Michael Hooks
     Title:    Managing Director

          The undersigned hereby agrees to be bound by the foregoing Purchase Agreement, and assumes all of the rights and obligations of Merger Sub thereunder, as of the effective time of the Merger on May 22, 1998.

                                       Very truly yours,

                                       GREAT LAKES CARBON CORPORATION



                                       By: /s/ JAMES MCKENZIE
                                          -------------------------------------
                                          Name:  James McKenzie
                                          Title: President and CEO

                                      SCHEDULE A

                                                             PRINCIPAL AMOUNT
 INITIAL PURCHASERS                                              OF NOTES
 ------------------                                          ----------------
 Donaldson, Lufkin & Jenrette Securities Corporation.......    $108,150,000

 BT Alex. Brown Incorporated...............................    $ 46,375,000

 BancAmerica Robertson Stephens............................    $ 20,475,000
                                                               ------------
      Total...............................................     $175,000,000
                                                               ------------
                                                               ------------

                                      SCHEDULE B

                                      SUBSIDIARIES


Copetro, S.A., an Argentine corporation

Great Lakes International Sales Corp., a Barbados corporation

                                      EXHIBIT A

                         FORM OF REGISTRATION RIGHTS AGREEMENT




Filed herewith as Exhibit 4.3